Planet Hollywood International, Inc.
                                                                   Exhibit 10.17

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is made as of the 26th day of June, 1998, by and between PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as the "Company," and WILLIAM H. BAUMHAUER, hereinafter referred to as the "Employee."

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the monies to be paid hereunder, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. TERM OF EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment with the Company for a period of three (3) years commencing on that date which Employee reports to work at the Company, which date is anticipated to be within sixty (60) days from the date hereof; provided, however, that this Agreement may be terminated earlier as hereinafter set forth.

        2. DUTIES OF EMPLOYEE; EXCLUSIVITY. Employee is hereby hired and employed by the Company as its President and Chief Operating Officer, to perform the duties and accept the responsibilities as are assigned to him by the Company's Chief Executive Officer and the Company's Board of Directors. Employee's duties will include such duties as are normally performed by an executive officer of similar rank as a president and chief operating officer in the restaurant and hospitality industry, including responsibility for the day-to-day operations of the Company. Employee will report to the Company's Chief Executive Officer and the Company's Board of Directors. The Company's Chief Executive Officer shall nominate Employee for election to the Company's Board of Directors subject to the approval of the Company's entire Board of Directors, and if so confirmed by the entire Board of Directors (subject to shareholder approval, as applicable), Employee agrees to serve on the Company's Board of Directors. Employee shall devote substantially all of his productive time, ability and attention to the business of the Company during the term of this Agreement. During the term of this Agreement, Employee will not engage in any other business activity during business hours without the written consent of the Company.

        3. COMPENSATION. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from the Company a base salary of Five Hundred Twenty-Five Thousand Dollars ($525,000.00) per year, payable in accordance with the normal payroll practices of the Company. In addition to his base salary, the Company may pay Employee bonuses from time to time as determined by the Company's Board of Directors. Employee's compensation shall be reviewed not less than annually by the Company's Board of Directors.


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        4.     EMPLOYEE BENEFITS.

               (a) Employee shall be entitled to receive all benefits generally made available to the senior executives of the Company.

               (b) Employee shall be entitled to participate in the Company's stock option plan for its employees and executive officers. Pursuant to a separate stock option agreement entered into after the Company's stock option committee has had an opportunity to meet, but in no event later than ninety (90) days of the date hereof, Employee shall be granted options to purchase seven hundred fifty thousand (750,000) shares of the Company's common stock (the "Employee Options"). As more fully described in said separate stock option agreement, the Employee Options shall be exercisable at a price equal to the fair market value of the Company's common stock on the date of the granting of the Employee Options. Except as otherwise expressly described herein, the Employee Options shall "vest" to Employee, and therefore become non-forfeitable, in accordance with the terms and provisions of the separate stock option agreement; provided that the Company's standard vesting schedule shall be modified as follows:

                      (i) On that date which is one (1) year after the date of this Agreement, Employee shall vest in two hundred fifty thousand (250,000) Employee Options;

                      (ii) On that date which is two (2) years after the date of this Agreement, Employee shall vest in an additional two hundred fifty thousand (250,000) Employee Options; and

                      (iii) On that date which is three (3) years after the date of this Agreement, Employee shall vest in the remaining two hundred fifty thousand (250,000) Employee Options.

               (c) The Company shall reimburse Employee, on a grossed up basis (taking into account the federal income tax liability resulting to Employee from such payments), for his reasonable out-of-pocket moving expenses incurred in relocating to the Orlando, Florida area. Such expenses shall include, but not be limited to, those relating to the relocation of Employee's family and Employee's personal property.

               (d) During the transition of Employee's residence to the Orlando, Florida area, the Company shall pay Employee's reasonable housing and other living expenses incurred in connection therewith, for a period not to exceed twelve (12) months. These monies shall be in addition to those moving expenses described in Section 4(c) above.

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               (e) The Company will pay Employee a reasonable automobile
allowance for the use of Employee's automobile for business purposes of the Company. Employee agrees to keep his own automobile maintained and repaired in good driving condition. Employee agrees to maintain insurance, at his own expense, on his automobile in amounts acceptable to the Company. A certification of Employee's insurance showing such coverage shall be filed with the Company.

        5. VACATION. Employee shall be entitled to annual vacation at full pay in accordance with the Company's vacation and leave policies for its senior executives in effect from time to time. Subject to such policies, the time and duration for such vacation shall be selected by Employee at his discretion.

        6. REIMBURSEMENT OF EMPLOYEE EXPENSES. Employee shall be expected to incur various business expenses customarily incurred by persons holding like positions, including, but not limited to, traveling, entertainment and similar expenses, all of which are to be incurred by Employee for the benefit of the Company. Subject to the Company's policy regarding the reimbursement of such expenses, the Company shall promptly reimburse Employee for such expenses at Employee's request, and Employee shall account to Company for such expenses.

        7.  NON-DISCLOSURE OF INFORMATION CONCERNING BUSINESS; NON-INTERFERENCE.

               (a) Employee will not at any time, in any fashion, form or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation, or other entity or utilize for his own benefit, in any manner whatsoever, any trade secrets or any confidential information of any kind, nature, or description concerning any matters affecting or relating to the business of the Company and its affiliates or their manner of operation, or their confidential plans, processes or other data of any kind, nature or description.

               (b) All tangible confidential information and other confidential documentation, either directly or indirectly coming into the possession of Employee in the course of his employment, including all copies thereof or reproductions or drawings made therefrom, shall remain the property of the Company and shall be returned immediately upon any termination of Employee's employment. Thereafter, Employee shall not reduce to writing or otherwise record any of the proprietary or confidential information disclosed to him during his employment.

               (c) Employee shall not purposefully interfere with the Company's suppliers, customers or other business relations by using the Company's internal data in a damaging or derogatory manner that would potentially damage the Company's relationships with such parties.

               (d) The Company and Employee hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effectiveness and successful conduct of the business of the Company, and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement.

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               (e) The obligations of Employee pursuant to this Section shall survive any termination of Employee's employment with the Company and shall remain in effect for one (1) year following the date of termination.

        8. NON-COMPETITION BY EMPLOYEE. During the term of this Agreement and for one (1) year following the termination of this Agreement for any reason other than pursuant to Section 11 or Section 12(a), Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than owning fewer than one percent (1%) of the outstanding shares of a public corporation), corporate officer, director, or any other individual or representative capacity, engage or participate in any business that is in the business of owning, operating or franchising, either directly or indirectly, a "Themed Establishment". For purposes of this Section, a "Themed Establishment" shall mean any chain of themed (whether movie, sports, music or otherwise) restaurants, bars, casinos, or lodging or entertainment complexes that serve either food or beverages for onsite consumption) anywhere in the world.

        9. INJUNCTIVE RELIEF. It is acknowledged and agreed that, in the event the provisions of this Agreement are breached by Employee, the extent of actual damages sustained by the Company or its assignee will be difficult of ascertainment, though great and irreparable, for which any remedy at law would be inadequate. Therefore, the parties hereto expressly agree that the Company shall have a right to seek injunctive relief for breach of any of the terms hereof, plus damages for such breach to the maximum extent permitted by law.

        10. TERMINATION BY THE COMPANY FOR CAUSE. The Company may, at its option, without prejudice to any other remedy to which the Company may be entitled either at law or in equity under this Agreement, terminate this Agreement by giving written notice of termination to Employee in the event that:

               (a) Employee is convicted of, pleads guilty to, or pleads NOLO CONTENDRE to a felony crime involving moral turpitude;

               (b) Employee is found guilty of or pleads no contest to fraud, conversion, embezzlement, falsifying records or reports, or a similar crime involving the Company's property; or

               (c)    Employee willfully breaches this Agreement.

        In the event Employee's termination shall be effective under this Section, Employee shall not be entitled to receive any further compensation or benefits under the terms hereof.

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        11. TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Company terminates
Employee "without cause," which shall mean for any reason other than as set forth in Section 10, Employee shall: (a) be paid an amount equal to his base salary in effect at the time of termination for thirty-six (36) months after the date of termination and (b) become fully "vested" under the terms of the stock option agreement executed and delivered along with this Agreement.

        12.    TERMINATION BY EMPLOYEE.

               (a) Employee may, at his option, after complying with this Section, terminate this Agreement in the event of a material breach of the terms of this Agreement by the Company. A "material breach" by the Company shall include, but shall not be limited to, a change in control of the Company. Employee shall be required to give written notice to the Company setting forth with PARTICULARITY the nature of the material breach. The Company shall have thirty (30) days following its receipt of Employee's written notice in which to cure its breach before Employee's termination of this Agreement shall be effective. In the event Employee's termination shall be effective under this
Section 12(a), Employee shall: (i) be entitled to receive his base salary in effect at the time of termination for thirty-six (36) months after the date of termination and (ii) become fully "vested" under the terms of the stock option agreement executed and delivered along with this Agreement.

               (b) If Employee terminates this Agreement for any reason other than a material breach, he shall not be entitled to receive any further compensation or benefits under the terms hereof.

        13. ATTORNEYS' FEES. In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation or controversy shall be entitled to recover from the other party or parties all reasonable attorneys' fees, expenses and suit costs, including those associated with any appellate or post judgment collection proceedings.

        14. TIME OF ESSENCE. Time is of the essence of this Agreement and each covenant and condition contained herein.

        15. NOTICES AND DEMANDS. Any notice or demand which, by any provision of this Agreement or any agreement, document, or instrument executed pursuant hereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and charges prepaid, to the following addresses: IF TO THE COMPANY, 8669 Commodity Circle, Orlando, Florida 32819, Attention: General Counsel, with a copy to Byrd F. Marshall, Jr., Esquire, Gray, Harris & Robinson, 201 E. Pine Street, Suite 1200, Orlando, Florida 32801, or at any other address designated by the Company to Employee in writing, and IF TO EMPLOYEE, 34 Chandler Road, Boxford, Massachusetts 01921, or at any other address designated by Employee to the Company in writing.

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        16. SEVERABILITY. In case any covenant, condition, term or provision contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, in whole or in part, by judgment, order or decree of any court or other judicial tribunal of competent jurisdiction, from which judgment, order or decree no further appeal or petition for review is available, the validity of the remaining covenants, conditions, terms and provisions contained in this Agreement, and the validity of the remaining part of any term or provision held to be partially invalid, illegal or unenforceable, shall in no way be affected, prejudiced, or disturbed thereby.

        17. WAIVER OR MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this Section may not be waived except as herein set forth.

        18. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

        19. APPLICABLE LAW, BINDING EFFECT AND VENUE. This Agreement shall be construed and regulated under and by the laws of the State of Florida, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns. Venue for any action related to or arising out of this Agreement shall lie in Orange County, Florida.

        20. SECTION AND PARAGRAPH HEADINGS. Section and paragraph headings used throughout this Agreement are for reference and convenience and in no way define, limit or describe the scope or intent of this Agreement or affect its provisions.

        21. MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original and all of such counterparts taken together shall have the effect of a fully executed original.

        22. NUMBER AND GENDER. Whenever used herein, singular numbers shall include the plural, the plural the singular, and the use of any gender shall include all genders.

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        23. FURTHER ASSURANCES. Each of the parties hereto agree that they shall sign such additional and supplemental documents as may be necessary to implement the transactions contemplated pursuant to this Agreement when requested to do so by any party to this Agreement.

        Signed as of the day first written above with the intent to be legally bound.

                                    COMPANY:
                                    PLANET HOLLYWOOD INTERNATIONAL,  INC.,
                                     a Delaware corporation

                                    By:____________________________________
                                        Robert I. Earl, President

                                    EMPLOYEE:

                                    ---------------------------------------
                                    William H. Baumhauer